UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 26, 2006
Date of report (Date of earliest event reported)
HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E.,
Hutchinson, Minnesota	55350

(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 26, 2006, we amended the Hutchinson Technology Incorporated Directors’ Retirement Plan (the “Plan”). The text of the amendment to the Plan is set forth in Exhibit 10 to this report and is incorporated herein by reference. Also on July 26, 2006, we terminated the Plan effective as of August 1, 2006. The amendment and the termination were made with the written consent of all of our non-employee directors whose rights accrued at the time of the termination and could be adversely affected by the amendment and termination of the Plan.
     The amendments to the Plan generally were made to bring it into compliance in form and operation with the proposed regulations and guidance issued under Section 409A of the Internal Revenue Code of 1986, as amended. The termination of the Plan will result in aggregate payments of approximately $437,000 to our non-employee directors who have rights that have accrued as of the termination of the Plan. The payments will be made in lump sums on August 1, 2007, or as soon as administratively practical thereafter.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
10	Amendment to Hutchinson Technology Incorporated Directors’ Retirement Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: August 1, 2006	/s/ Wayne M. Fortun
Wayne M. Fortun
President and Chief Executive Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10	Amendment to Hutchinson Technology Incorporated Directors’ Retirement Plan.....	Filed Electronically